EXHIBIT 10.02
FIRST AMENDMENT TO TERM LOAN AGREEMENT
     THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), is made and entered into as of December 23, 2009, by and among MARTIN MARIETTA MATERIALS, INC., a North Carolina corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Term Loan Agreement, dated as of April 23, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;
     WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:
     1. Amendment. Section 5.09 of the Credit Agreement is hereby amended by replacing the first paragraph of such Section in its entirety with the following:
     The Leverage Ratio shall not exceed (i) 3.25 to 1.00 as of the end of any fiscal quarter ending on or prior to September 30, 2009, (ii) 3.75 to 1.00 as of December 31, 2009 or March 31, 2010 and (iii) 3.50 to 1.00 as of the end of any fiscal quarter ending on or after June 30, 2010; provided that if (i) Consolidated Debt has increased in connection with a Specified Acquisition, (ii) as a consequence of such Specified Acquisition, the rating of long-term unsecured debt of the Borrower has not been suspended, withdrawn or fallen below BBB by Standard & Poor’s (a division of The McGraw-Hill Companies, Inc.) or Baa2 by Moody’s Investors Service, Inc. and (iii) the Administrative Agent has received a Specified Acquisition Notice within 10 days of consummation of such Specified Acquisition, then, for a period of 180 consecutive days following the consummation of such Specified Acquisition, the additional Consolidated Debt in connection with such Specified Acquisition shall be excluded from Consolidated Debt for purposes of calculating the Leverage Ratio, but only if the Leverage Ratio calculated without such exclusion at no time exceeds during such 180 day period the otherwise applicable maximum ratio set forth above modified to increase the numerator by 0.25.
     2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) an amendment fee in an amount equal to 0.08% of the outstanding principal balance of each such Consenting Bank’s Loan, (ii) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), and (iii) each of the following documents:
     (a) executed counterparts to this Amendment from the Borrower and the Required Lenders;
     (b) an amendment to the Existing Agreement, duly executed by the JPMorgan Chase Bank, N.A., the required lenders thereunder and the Borrower; and
     (c) an amendment to the Account Purchase Agreement dated as of April 21, 2009 among the Borrower and Wells Fargo Bank, N.A. , duly executed by the Borrower and Wells Fargo Bank, N.A.
     3. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent:
     (a) Each of the Borrower and its Restricted Subsidiaries is a corporation duly organized and validly existing under the laws of the state of its incorporation without limitation on the duration of its existence, is in good standing therein, and is duly qualified to transact business in all jurisdictions where such qualification is necessary, except for such jurisdictions where the failure to be so qualified or licensed will not be reasonably likely to have a Material Adverse Effect;
     (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries which would be reasonably likely to have a Material Adverse Effect;
     (c) This Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and
     (d) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.
     4. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
     5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

     6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.
     7. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.
     8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
     9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.
     10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
[Signature Pages To Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower, by their respective authorized officers as of the day and year first above written.

BORROWER:

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ Anne H. Lloyd

Name: Anne H. Lloyd Title: EVP, CFO and Treasurer

LENDERS:

SUNTRUST BANK, individually and as Administrative Agent

By:	/s/ Steven Deily

Name: Steven Deily Title: Managing Director

BRANCH BANKING & TRUST COMPANY, as Lender

By:	/s/ Jack Frost

Name: Jack Frost Title: Senior Vice President

NORTHERN TRUST COMPANY, as Lender

By:	/s/ John Canty

Name: John Canty Title: Senior Vice President

REGIONS BANK, as Lender

By:	/s/ Anthony LeTrent

Name: Anthony LeTrent Title: Senior Vice President
[SIGNATURE PAGE TO FIRST AMENDMENT]

BANK OF AMERICA, N.A., as Lender

By:	/s/ Scott Hitchens

Name: Scott Hitchens Title: Vice President

COMERICA BANK, as Lender

By:	/s/ Scott M. Kowalski

Name: Scott M. Kowalski Title: Vice President